                   EXHIBIT 23 - INDEPENDENT AUDITORS' CONSENT
                   ------------------------------------------




We consent to the incorporation by reference in Registration Statement No. 333-91157 of Morgan's Foods, Inc. on Form S-8 of our report dated May 23, 2001, appearing in this Annual Report on Form 10-K of Morgan's Foods, Inc. for the year ended February 25, 2001.




/s/ Deloitte & Touche LLP
Cleveland, Ohio

May 23, 2001